                                                                  EXHIBIT 10.6

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                                SUPPLY AGREEMENT
                                ----------------


This Supply Agreement (the "Agreement") is made effective as of the 31st day of March, 2000 (the "Effective Date"), by and among Airspan Networks Inc., ("Airspan") a company incorporated under the laws of the State of Washington, with its principal place of business at 777 108th Avenue NE Suite 1895, Bellevue, Washington 98004, and GLS LLC, ("Purchaser") a limited liability company incorporated under the laws of the State of South Dakota, with its principal office at 501 Fourth Street, Sergeant Bluff, IA 51054.

                                  WITNESSETH:

WHEREAS, Airspan is engaged in the design and manufacture of various telecommunications product lines including, among others, those Airspan products more completely described in Exhibit A hereto (the Airspan products described in Exhibit A of this Agreement, as from time to time amended in accordance with the provisions of this Agreement, are hereinafter called the "Airspan Products"); and


WHEREAS, Purchaser is engaged in the operation of telecommunications systems; and intends to build and operate an Airspan fixed wireless network; and

WHEREAS, during the Term (as defined below) of this Agreement, Airspan desires to supply to Purchaser, and Purchaser wishes to acquire from Airspan, the Airspan Products and services on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed as follows:


Scope              Warranty                   Excusable delay
Ordering           Repairs                    Indemnification
Price              Limitation of liability    Remedies
Payment            Software license           Responsibilities purchaser
Delivery           Documentation              Notices
Subcontracting     Confidentiality            Services
                                              Miscellaneous


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

1.   SCOPE.
     -----

     1.1 This Agreement shall remain in effect for a period of sixty (60) months from the Effective Date (the "Term").

     1.2 During the Term, in accordance with each Purchase Order issued by Purchaser and accepted by Airspan, Airspan shall:

          a. Engineer, sell and deliver that equipment and services so specified in the order ("Equipment" being defined as the hardware component of each product being offered under the terms and conditions of this Agreement);

          b. Grant to Purchaser a non-transferrable, non-exclusive, paid-up licence to use the Software (as defined in Section 10.1) during the useful life of the associated Equipment on the terms and conditions set forth in the Software Licence, Section 10. The license to use the Software (as defined in Section 10.1) may be transferred by written authorisation from Airspan to Purchaser, provided that Airspan will not unreasonably withhold said written authorization;

          c. Test and install the Equipment and/or Software (the "Installation Services") if Purchaser elects to purchase the Installation Services, and Airspan accepts the obligation to perform such services, or if such services are included in the price of the Equipment or Software.

2.   ORDERING PROCEDURE.
     ------------------

     2.1 The following procedures shall be followed with respect to each purchase order issued by Purchaser:

     a. During the Term, Purchaser will inform Airspan of its intent to purchase Equipment and Installation Services (but only if Airspan expressly agrees to perform such Installation Services), and license Software, by sending to Airspan a written order. This written order (the "Purchase Order") will state the type of Equipment, System, or Installation Services that Purchaser wants to purchase and the Software Purchaser wants to licence, the price of the ordered items (the "Contract Price") as set forth in Exhibit B, "Price List" (which is hereby incorporated by reference) and the proposed delivery and installation dates, if applicable.

     b. Each Purchase Order shall specifically incorporate by reference the terms and conditions of this Agreement, and no additional or different terms and conditions stated in a Purchase Order, any letter, or otherwise shall be binding unless expressly referred and agreed to by Airspan in writing. In the event of a

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

     conflict between the terms and conditions of this Agreement and of any Purchase Order issued hereunder, or if the Purchase Order does not reference the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

     2.2 If a Purchase Order is accepted by Airspan, Airspan will issue an order acknowledgement to Purchaser within five (5) business days of Airspan's receipt of the written Purchase Order from Purchaser.


3.   CONTRACT PRICE.
     --------------

     3.1 The Contract Price for each item of Equipment, Installation Services, or Software is as specified in Exhibit B and shall be paid to Airspan in US Dollars free of any withholding tax and any currency controls or other restrictions. The Contract Price includes:

          a. The price of the Equipment;

          b. The fee for the licensing of the Software;

          c. If Installation Services are ordered and such order is accepted by Airspan, the charges for installing and testing each unit of Equipment or Software;

          d. The charges for the warranty of the Equipment and Software in accordance with Section 7; and

          e. Costs in accordance with delivery obligations set forth in Sections
          5.1 and 5.2.

     3.2 The Contract Price is shown in Exhibit B and shall include applicable duties, taxes or imposts, including all export or import duties. Sales taxes and contractor's excise taxes shall be itemized on all purchase orders. The parties agree that the Contract Price in Exhibit B shall be firm for a minimum period of twenty-four (24) months from the Effective Date. Thereafter, Exhibit B may be revised by Airspan giving thirty (30) days written notice to Purchaser.

4.   PAYMENT TERMS.
     -------------

          4.1 Airspan will issue an invoice (the "Invoice") to Purchaser in accordance with the payment terms below. The Invoice specifically will identify the Equipment, Software, or other items shipped, and the Contract Price of such


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


     items. Any Installation Services or other services provided by Airspan will be invoiced separately following completion of such services. The Invoice also shall state the total due to Airspan from Purchaser (the "Invoice Total"), which shall include the Contract Price, and any applicable taxes, duties, and other fees due pursuant to Section 3.2 of this Agreement. Payment of the Invoice Total is due (without any right of set-off) Net forty-five (45) days after the date of invoice.

     4.2 If Purchaser disputes any invoice or part thereof, Purchaser must notify Airspan in writing within twenty-five (25) days of the invoice date giving details of the reason for such dispute. Purchaser and Airspan agree to work together in good faith to resolve the dispute as quickly as possible. Purchaser may withhold payment of such disputed amounts until resolution of the dispute. Any parts of the invoice not under dispute shall be paid net forty-five (45) days after the date of invoice. On resolution of the dispute, Purchaser shall immediately pay any amounts due in full.

     4.3 Purchaser will make payment by wire or telegraphic transfer to the bank account set forth below or, on receipt of written notification from Airspan, to another designated bank within the United States.

     Bank:            Seafirst Bank, 10555 N.E. 8th, Bellevue, WA98004, USA.
     Account name:    Airspan Networks Inc.
     Account number:  68777507
     Routing Number:  125 - 0000 - 24
     Further instructions: "Reference (Purchaser's name), Purchase Order number, Payment of Invoice number"

     Payment will be deemed to have been made upon receipt of funds in Airspan's bank.

     4.4 If the cost to Airspan of performing this Agreement increases as a result of any change to the law or increase in import duty or freight duty, Airspan may add such increase to the Contract Price by notifying Purchaser in writing of such increase.

5.   DELIVERY, TITLE AND RISK OF LOSS.
     --------------------------------

     5.1 All Equipment and Software will be delivered by Airspan CIP (as defined in Incoterms 2000) to an airport in South Dakota that completes international customs clearances and shipped to a location within the city limits of the above arrival airport, such airport and delivery location are to be agreed upon in writing by the parties for each Purchase Order. Airspan will be responsible for and pay all packing, shipping, freight, and insurance charges to the agreed upon location within the city limits. If requested by Purchaser,


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


     Airspan may arrange for shipment to be made to Purchaser's identified warehouse facilities or freight forwarder outside of the city limits, subject to approval in writing by Airspan and agreement to any additional charges in advance of shipment. Unless specified in the Purchase Order, Airspan will select the mode of shipment and the carrier.

     In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force on the Effective Date. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of the Incoterms shall have the same meaning in this Agreement, but if there is any conflict between the provisions of the Incoterms and this Agreement, the latter shall prevail.

     5.2 All risk of loss or damage to the Equipment and Software will pass to Purchaser on collection by the freight forwarder from Airspan. However, Airspan will insure the Equipment against loss or damage in transit to the agreed upon location within the city limits as set forth in Paragraph 5.1.

     5.3 Title to the Equipment shall pass to Purchaser on collection by the freight forwarder from Airspan.

     5.4  If Purchaser has any Airspan owned Equipment in its possession:

          a. Purchaser shall ensure that Equipment is clearly marked as the property of Airspan, and if asked, shall inform any third parties that the Equipment is the property of Airspan;

          b. Purchaser shall not purport to create any security, mortgage, lien or pledge over the Equipment, or otherwise deal with the Equipment without Airspan's written consent;

          c. In the event of any threatened seizure of the Equipment by any third parties, and on termination or expiration of this Agreement, or any Contract made pursuant to it, Airspan shall have the right, without prejudice to any other remedy, to enter without prior notice any premises and to repossess and take away or otherwise deal with the Equipment.

     5.5 The Software shall at all times remain the exclusive property of Airspan, subject to the uses provided herein.

     5.6 Unless Purchaser clearly advises Airspan to the contrary in writing, Airspan may make partial deliveries on account of Purchase Orders. Delay in delivery of any instalment shall not relieve Purchaser of its obligation to accept



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


     said installment, provided that said delay does not exceed sixty (60) days from Airspan's scheduled ship date and unless Purchaser has clearly advised Airspan to cancel the delayed installment in writing at least fifteen (15) days prior to its revised planned shipment date or its actual shipment date by Airspan.

     5.7 Airspan will use reasonable efforts to meet Purchaser's requested delivery schedules for Equipment and Software, but Airspan reserves the right to refuse, or delay delivery to Purchaser when Purchaser's credit is impaired, when Purchaser is delinquent in payments or fails to meet other credit or financial requirements reasonably established by Airspan, or when Purchaser has failed to perform its obligations under this Agreement.

     5.8 Should orders for Equipment and Software exceed Airspan's available inventory, Airspan will allocate its available inventory and make deliveries on a basis that Airspan deems equitable, in its sole discretion, and without liability to Purchaser on account of the method of allocation chosen or its implementation. In any event, Airspan shall not be liable for any direct, indirect, consequential, or special losses or damages (including, but not limited to, loss of income or profit and loss of data) that may be suffered by the Purchaser or by any other person for failure to deliver or for any delay or error in delivery of Equipment or Software for any reason whatsoever.

6.   SUBCONTRACTING.  Airspan reserves the right to subcontract such portions
     --------------
of: (a) the Equipment manufacture and/or Software development and supply; and/or (b) installation to subcontractors of Airspan's choice as Airspan deems appropriate.

7.   WARRANTY.
     --------

     7.1 THE WARRANTIES SET FORTH IN SECTIONS 7 AND 8 OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED TERMS OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7.2 Subject to Sections 7.3 and 7.4, Airspan warrants that the Equipment sold to Purchaser under this Agreement shall, under normal use and service, be free from defects in materials and faulty workmanship, and that the Software licensed to Purchaser under this Agreement shall conform in all material respects to Airspan's published specifications therefor. If Installation Services are provided by Airspan, the warranty period shall be twelve (12) months from the earlier of the following dates: completion of installation as defined in 18.2; or thirty (30) days after delivery to Purchaser as set forth in Paragraph 5.1. If Installation Services are not provided by Airspan, the warranty period shall be twelve (12) months from completed delivery of all equipment sold under the Purchase Order to Purchaser. (Hereinafter, these periods of time shall be collectively referred to as the "Initial Warranty Period.")



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


     7.3 Airspan's obligation and Purchaser's sole remedy under this warranty are limited to the replacement or repair, at Airspan's option, of the defective Equipment or Software within the Initial Warranty Period. Airspan shall have no obligation to remedy any such defect if it can be shown that: (a) the Equipment or Software was altered, repaired, or reworked by any party other than Airspan without Airspan's written consent; (b) such defects were the result of Purchaser's improper storage, mishandling, abuse, or misuse of the Equipment or Software; (c) such defects were the result of Purchaser's use of the Equipment or Software in conjunction with equipment electronically or mechanically incompatible or of an inferior quality; or (d) the defect was the result of damage by fire, explosion, power failure, or any act of nature.

     7.4 In no event shall Airspan be obliged to provide on-site maintenance. Subject to the provisions of this warranty clause, defective parts or components must be returned by Purchaser to Airspan's designated facility located within the contiguous 48 states in the United States, freight prepaid, within the Initial Warranty Period, and said defective parts will be repaired or replaced by Airspan at no charge to Purchaser. Risk of loss or damage to Equipment or Software returned to Airspan for repair or replacement shall be borne by Purchaser until delivery to Airspan. Upon delivery of such Equipment or Software, Airspan shall assume the risk of loss or damage until that time that the Equipment or Software being repaired or replaced is returned and delivered to Purchaser. Purchaser will pay all transportation costs for Equipment or Software shipped to Airspan for repair or replacement. Airspan shall pay all transportation costs associated with returning repaired or replaced Equipment or Software to Purchaser.

     7.5 Airspan will charge Purchaser for any maintenance carried out which is not covered by the warranties contained in Section 7.2 or Section 8 at Airspan's then prevailing standard rates for such services.

8.   WARRANTY ON REPAIRED MATERIALS.  Airspan warrants  that, following repair,
     ------------------------------
the Equipment or Software returned to Airspan for repair shall be free from defective materials and faulty workmanship and that the Software will conform in all material respects to Airspan's published specifications therefor for ninety
(90) days from date of shipment from Airspan to Purchaser or until the end of the Initial Warranty Period, whichever is longer.

9.   LIMITATION OF LIABILITY.
     -----------------------

     9.1 WITHOUT PREJUDICE TO SECTION 9.4, IN NO EVENT SHALL AIRSPAN OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, OR AFFILIATES (AIRSPAN AND SUCH OTHER PERSONS, THE "AIRSPAN PARTIES"), HAVE ANY LIABILITY TO PURCHASER FOR LOSS OF PROFITS, INCOME OR DATA, INCIDENTAL,



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


CONSEQUENTIAL, OR INDIRECT DAMAGES OR LOSSES ARISING FROM THIS AGREEMENT OR ANY COLLATERAL CONTRACT, WHETHER CAUSED BY NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE, OR FOR LOSS, DAMAGE, OR EXPENSE INDIRECTLY ARISING FROM THE USE OF THE EQUIPMENT OR THE SOFTWARE, OR THE INABILITY TO USE THEM EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE, OR FROM ANY OTHER CAUSE.

     9.2 Without prejudice to Sections 9.3 and 9.4, the liability of the Airspan Parties, taken as a whole, for each event or series of connected events arising out of or in connection with this Agreement, any purchase order placed pursuant to this Agreement, or any other collateral contract, or from or in connection with the Equipment or Software or the use thereof, or the inability to use them either separately or in combination with other equipment or software, or from any other cause, whether caused by negligence, breach of contract, strict liability, breach of warranty, on grounds of failure of essential purpose, or otherwise, shall in no circumstance exceed the total amount payable by Distributor to Airspan under this Agreement for the provision of the Equipment or Software which gave rise to the loss or damage or in connection with which the loss or damage was incurred.

     9.3 Airspan shall be liable for physical damage to Purchaser's property resulting from its negligence up to a maximum of USD 1,000,000.

     9.4 Nothing in this Agreement shall exclude or in any way limit Airspan liability for death or personal injury caused by its negligence.

10.  SOFTWARE LICENSE.
     ----------------

     10.1 Airspan shall grant Purchaser a nonexclusive, license to use the Software, only with the Equipment purchased under this Agreement. Software licensed under this Agreement ("Software") is defined as computer programs contained on a magnetic tape, disc, semiconductor device, or other memory, including: (a) hardwired logic instructions which manipulate data in the central processor and which control input-output operations, error diagnostics, and recovery routine; and (b) instruction sequences in machine-readable code which control call processing, peripheral equipment, and administration and maintenance functions as well as associated documentation used to describe, maintain, and use the programs.

     10.2 Any Software provided to Purchaser by Airspan shall be treated as the exclusive property of Airspan, and Purchaser shall: (1) treat such Software as Confidential Information under Section 12 of this Agreement; (2) utilise such Software or any portions or aspects thereof (including any methods or concepts utilised therein) solely in conjunction with the Equipment; (3) return to Airspan all memory media, documentation and/or other material that has been modified, updated or replaced; (4)



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


not modify, disassemble or decompile such Software, or reverse engineer any portion of the Software or functioning of the Airspan Products, or permit others to do so, without Airspan's prior written consent; and (5) not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by Airspan. Information to achieve interoperability of the Software with independently created programs, within the meaning of Article 6 of the Directive on the Legal Protection of Computer Programs, is available from Airspan on written request.

     10.3 The obligations of Purchaser under this Section 10 shall survive the termination of this Agreement for any reason and shall continue even if the Software is no longer utilised with the Equipment.

11.  DOCUMENTATION.  Airspan shall furnish that documentation, if any, specified
     -------------
in Exhibit B to Purchaser to be used for the operation and ongoing maintenance of the Equipment and Software. All such documentation is to be treated in accordance with the terms of Section 12. Updates to the documentation shall be at no charge during the Initial Warranty Period.

12.  CONFIDENTIAL INFORMATION.
     ------------------------

     12.1 All technical information, documentation, Software and other proprietary information ("Confidential Information") supplied by Airspan to Purchaser under this Agreement, except for that which may be in the public domain, shall, as between the parties hereto, be treated as the confidential and proprietary information of Airspan. Purchaser, except as specifically authorised in writing by Airspan, shall: (a) not disclose any Confidential Information received from Airspan to any person, except to its employees on a "need-to-know" basis; (b) not reproduce any Confidential Information received from Airspan, in whole or in part; (c) use any Confidential Information received from Airspan only for operation and maintenance of the Equipment; and (d) indemnify Airspan for any loss or damages resulting from a breach of this
Section 12.

     12.2 If this Agreement is terminated or cancelled, or if Purchaser is found to have breached any of the provisions of Sections 10 or 12, Purchaser agrees to immediately return all technical information, documentation, and Software to Airspan, with the exception of the AS8100 (Sitespan) network operating software. In any event, the obligations of Sections 10 and 12 will survive termination or cancellation of this Agreement.

13.  EXCUSABLE DELAY.
---  ---------------

     13.1 Airspan shall not suffer any liability for non-performance, defective performance, or late performance under this Agreement due to causes beyond its


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


control and without its fault or negligence such as, but not limited to, acts of God, war (including civil war), civil unrest, acts of government, fire, floods, explosions, the elements, epidemics, quarantine, restrictions, strikes, lock-outs, plant shutdown, material shortages, or delays in transportation or delays of its suppliers or subcontractors for like cause.

In the event of excusable delay as defined in the preceding sentence, then Airspan, upon giving prompt written notice to Purchaser, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and Purchaser shall likewise be excused from performance of its obligations on a day-to-day basis to the extent Purchaser's obligations relate to the performance so prevented, restricted, or interfered with), provided that Airspan shall use its best endeavours to avoid or remove such causes of non-performance and both parties shall proceed to perform with dispatch whenever such causes are removed or cease to exist.

     13.2 The parties reserve the right to cancel or otherwise terminate this Agreement if the parties' performance is delayed for a period of more than sixty
(60) days as a result of excusable delay as defined in Section 13.1.

14.  GENERAL INDEMNITY.
     -----------------

     14.1 Airspan agrees to indemnify and hold Purchaser harmless against all costs, expenses, liabilities, damages, losses, claims, or proceedings incurred by Purchaser in an action by a third party alleging that Purchaser's use of the Equipment or the Software, separately or in combination, as a whole or in part, constitutes an infringement of their intellectual property rights wherever in the world enforceable, including applications to register and rights to apply for any such rights ("Intellectual Property Rights"). Airspan agrees to defend Purchaser against any such claims and to pay all litigation costs, reasonable lawyer's fees, settlement payments, and any damages awarded or resulting from any such claim.

     14.2 Purchaser shall promptly advise Airspan of any such suit, claim, or proceeding and shall co-operate with Airspan in the defence or settlement thereof. Airspan shall have sole control of the defence of any action involving such a claim and of all negotiations for its settlement.

     14.3 In the event that an injunction is obtained against Purchaser's use of the Equipment and/or the Software, in whole or in part, as a result of any such claim, Airspan shall use its best efforts to either: (a) procure for Purchaser the right to continue using the portions of the Equipment or the Software enjoined from use; or (b) replace or modify the same with functionally equivalent or better Equipment and/or Software so that Purchaser's use is not subject to any such injunction. In the event that Airspan cannot perform the remedies set forth in Sections 14.3(a) or 14.3(b), then Purchaser shall



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


have the right to return such Equipment and the Software to Airspan. In the event of such return, Airspan shall refund the depreciated value of the Equipment and the licence to use the Software within thirty (30) days of the receipt by Airspan of the Equipment and the Software.

     14.4 This indemnity shall not apply to claims arising in respect of the use of the Equipment or Software supplied by Airspan or manufactured by its suppliers in accordance with any design or any special instruction furnished by Purchaser, or which is used by Purchaser in a manner or for a purpose not contemplated by this Agreement.

     14.5 The provisions of this Section 14 set forth the entire obligation of Airspan with respect to any claim of infringement of Intellectual Property Rights.

15.  REMEDIES AND TERMINATION.
     ------------------------

     15.1 Airspan shall have the right, prior to payment to Airspan of the Invoice Total, to suspend its performance under this Agreement by written notice to Purchaser and forthwith remove and take possession of any Equipment and operating Software which has been delivered if Purchaser shall: (a) become insolvent; (b) have a receiver or manager appointed over the whole or any part of its assets or business; (c) make any composition or arrangement with its creditors; (d) take or suffer any similar action in consequence of debt, or an order or resolution is made for its dissolution or liquidation (other than for the purpose of amalgamation or reconstruction); or (e) if Purchaser attempts to resell the Equipment or Software without the consent of Airspan.

     15.2 In the event of any material breach of this Agreement by either party which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option: (a) if the aggrieved party is Purchaser, to suspend its performance under Section 4 of the Agreement for as long as the breach continues uncorrected; or (b) if the aggrieved party is Airspan, to suspend performance of all of its obligations under the Agreement for as long as the breach continues uncorrected; (c) to avail itself of any and all remedies available at law or equity whether or not it elects to suspend its performance under Section 15.2(a) or 15.2(b) as applicable; or (d) to terminate this Agreement.

     15.3 In the event (a) either party fails timely to discharge its obligations under this Agreement and (b) the aggrieved party employs a lawyer in order to collect any amount due and unpaid or to enforce any right or remedy hereunder, then the defaulting party agrees that, in addition to all amounts due hereunder, it shall pay all costs of collection or enforcement including court costs and reasonable Lawyer's fees.


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


16.  PURCHASER'S RESPONSIBILITIES.  To the extent that Purchaser requests
     ----------------------------
Installation Services, and Airspan accepts the Purchase Order for such Installation Services, then:

     a. Purchaser shall ensure that all Airspan-designated personnel have access to Purchaser's premises and the Equipment during the times necessary to install, maintain, and service the Equipment. Airspan's personnel shall comply with site and security regulations as specified by Purchaser.

     b. Purchaser shall provide reasonable working space and facilities including heat, light, ventilation, electric current and outlets for use by Airspan's designated personnel. Adequate storage space for equipment and materials shall be made available by Purchaser as required. All such facilities shall be provided at no charge to Airspan.

     c. Any information which Airspan reasonably requests from Purchaser and which is required for Airspan properly to install or maintain the Equipment shall be provided by Purchaser in a timely fashion and form reasonably specified by Airspan.

     d. Purchaser shall not perform, or attempt to perform, or cause to be performed any maintenance or repair to the Equipment during the term of this Agreement, other than pursuant to this Agreement, without Airspan's prior, written consent.

17.  NOTICES.  All notices, requests, consents and other communications
     -------
hereunder must be in writing and will be deemed to have been properly given when actually received by the party to whom sent, at the following addresses:

If to Airspan:                        If to PURCHASER:

Peter Stanway                         Bill Cook
Contracts Manager                     ------------------------------
Airspan Networks Inc.                 GLS LLC c/o Golden West
777 108th Avenue NE Suite 1895        ------------------------------
Bellevue, Washington                  2727 N. Plaza Drive
98004                                 ------------------------------
U.S.A.                                Rapid City, SD  57709-9159
                                      ------------------------------
                                      U.S.A.
                                      ------


18.  HARDWARE AND SOFTWARE VERIFICATION
     ----------------------------------

     18.1 If Installation Services are ordered, Airspan shall, upon completion of the installation, test the Equipment. Purchaser may witness the installation and test performance.


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


     18.2 When the Equipment and Software have satisfactorily completed all of Airspan's tests, Airspan shall provide Purchaser with a "Hardware and Software Verification" certificate. Provision of the certificate to Purchaser will be deemed, for purposes of this Agreement, as "Completion of Installation".

19.  PUBLICITY.  Purchaser agrees not to publish any press releases or otherwise
     ---------
publicise the existence, or any of the terms, of this Agreement without the prior written consent of Airspan.

20.  MISCELLANEOUS
     -------------

     20.1 This Agreement shall be construed in accordance with and governed by the laws of the State of South Dakota.

     20.2 Any dispute, controversy or claim between the parties arising out of, or in connection with, this Agreement, or the breach, termination or validity thereof will be resolved by mutual agreement of the parties, provided that this shall not limit the ability of the parties to seek temporary or interim injunctive relief in the event of any breach or threatened or impending breach of the confidentiality provisions of this Agreement. If any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof is unable to be resolved by mutual agreement of the parties, each of the parties here (i) agrees that any action, suit or proceeding with respect to this Agreement against it or its properties or revenues must be brought exclusively in the federal and state courts siting in Chicago, and (ii) irrevocably submits to the exclusive jurisdiction of any such court and any appellate court from any order or judgment thereof in any such action, suit or proceeding. The parties hereby irrevocably agree that all claims in respect of such action, suit or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defence of an inconvenient forum to the maintenance of such action, suit or proceeding. The parties agree that a final judgment in any such action, suit, or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     20.3 Airspan's delay or failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided shall in no way be construed to be a waiver of such provision, rights, or options, or in any way to affect its right later to enforce them. Airspan's exercise of any of its rights hereunder or of any options hereunder under the terms or covenants herein shall not preclude or prejudice Airspan from thereafter exercising the same or any right which it may have under this Agreement, irrespective of any previous action or proceeding taken by Airspan hereunder.


-------------------------------------------------------------------------------

     20.4 This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Airspan and shall be binding upon and inure to the benefit of Purchaser's heirs, legal representatives, successors and permitted assigns.

     20.5 This Agreement and any Exhibit hereto shall be modified only by an instrument in writing that is signed by duly-authorized representatives of the parties.

     20.6 This Agreement is executed in English only, and Purchaser hereby waives any right that it may have under the laws of any other jurisdiction to have this Agreement executed in any other language.

     20.7 The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction. To the extent legally permissible, an arrangement that reflects the original intent of the parties will be substituted for such invalid or unenforceable provision.

     20.8 All obligations that by their nature survive the expiration, cancellation or termination of this Agreement shall remain in effect after its expiration, cancellation or termination.

     20.9 Purchaser shall not be entitled to assign this Agreement or its rights under it without the prior written consent of Airspan, which said consent shall not be unreasonably withheld. Airspan may assign the Agreement or its rights under it without recourse to Purchaser.

     20.10 In the performance of its obligations under this Agreement, Purchaser shall at all times strictly comply with all export laws, regulations, and orders of the United Kingdom and the United States of America. Purchaser specifically acknowledges that Equipment, Software or technology supplied or licensed by Airspan under this Agreement are subject to U.K. and U.S. trade sanctions and export control laws and regulations including, but not limited to, the various Foreign Assets Control Regulations, the Export Administration Regulations, and the International Traffic in Arms Regulations. Purchaser specifically acknowledges that Equipment, Software, or technology obtained from Airspan pursuant to this Agreement shall not be exported, reexported, transhipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations.

21. This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any official or representative thereof.


-------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date, such parties acting by their officers, being thereunto duly authorised.

Airspan Networks Inc.                      GLS LLC
By: ________________________________       By: _____________________________

Name:   ____________________________       Name: ___________________________

Title :_____________________________       Title:___________________________





-------------------------------------------------------------------------------

                                   EXHIBIT A
                                   ---------

                               "Airspan Products"
                               ------------------

[------------------------------------End of Exhibit A---------------------------

[AIRSPAN LOGO APPEARS HERE]



                              WIRELESS FIXED ACCESS


                               System Description










                              AIRSPAN NETWORKS INC.

                          Cambridge House . Oxford Road
                       Uxbridge . Middlesex . UB8 1UN U.K.

                        Telephone:   +44 (0) 1895 467 100
                              Fax:   +44 (0) 1895 467 101

                            Email:   marketing@airspan.com
                          Website:   http://www.airspan.com

This is the unpublished work, the copyright of which vests in Airspan Networks Inc. (Airspan). All Rights Reserved/(C)/. The information contained herein is the property of Airspan Networks Inc. and is supplied without liability for errors or omissions. No part may be reproduced or used except by contract or other permission. The copyright and the foregoing restriction on reproduction and use extend to all media in which the information may be embodied.

Date:     March 2000
Version:  1.7



1    Executive Summary.....................................................................  5

2    Wireless Fixed Access.................................................................  7
   2.1    System Overview..................................................................  7
   2.2    Conformance to Standards.........................................................  8
   2.3    System Interfaces................................................................  9
     2.3.1     The Central Office / Exchange Interface (Voice & ISDN services).............  9
     2.3.2     The Operator Interfaces (TCP/IP networks)................................... 11
     2.3.3     The Operator Interfaces (Leased line data networks)......................... 11
     2.3.4     The Radio (Cell) Site....................................................... 11
     2.3.5     The Subscriber Site......................................................... 11
   2.4    Equipment Overview............................................................... 11
     2.4.1     Subscriber Terminals........................................................ 12
        2.4.1.1     The Subscriber Terminal................................................ 12
     2.4.2     The Central Terminal........................................................ 13
     2.4.3     The Access Concentrator..................................................... 14
   2.5    The Management Systems........................................................... 14

3    System Air Interface.................................................................. 15
   3.1    CDMA Technology.................................................................. 15
   3.2    Air-Interface Structure.......................................................... 16
     3.2.1     Fixed Assignment............................................................ 16
     3.2.2     Demand Assignment........................................................... 17
   3.3    Frequency Ranges Supported....................................................... 18
   3.4    Radio Link Budget................................................................ 19
   3.5    Cell Planning Criteria........................................................... 20

4    Services Supported.................................................................... 21
   4.1    Wireline equivalent POTS services................................................ 21
   4.2    Wireline equivalent Leased line data services.................................... 21
   4.3    Wireline equivalent ISDN services................................................ 21
   4.4    Data Services Support............................................................ 22
   4.5    Access to the Internet........................................................... 23
   4.6    Packet Access capabilities with Airspan's PacketDrive technology................. 23
   4.7    Speech Coding.................................................................... 25
   4.8    System Security.................................................................. 25

5    System Capacity (Demand Assigned Mode)................................................ 26
   5.1    Radio (RF) Channel Capacity...................................................... 26



     5.1.1     Number of Traffic Channels (TCHs) for isolated cell......................... 26
     5.1.2     Number of TCHs for contiguous cell pattern.................................. 26
     5.1.3     Dynamic frequency allocations............................................... 26
   5.2    Infrastructure Capacity.......................................................... 27
     5.2.1     32kbit/s Telephony.......................................................... 27
     5.2.2     64kbit/s Telephony or Data Service.......................................... 27
   5.3    System Capacity Limits........................................................... 28

6    Equipment Details..................................................................... 29
   6.1    Infrastructure................................................................... 29
     6.1.1     Temperature and humidity limits............................................. 29
   6.2    Power Requirements............................................................... 30
   6.3    Antenna Configurations........................................................... 30
   6.4    Installation and Commissioning................................................... 30
   6.5    Subscriber (ST) Equipment........................................................ 30
     6.5.1     Size........................................................................ 30
     6.5.2     Weight...................................................................... 30
     6.5.3     Power consumption........................................................... 30
     6.5.4     Battery backup.............................................................. 31
     6.5.5     Pay phone Support........................................................... 31
     6.5.6     Ringer loads and drop distances............................................. 31
     6.5.7     ST Antenna characteristics.................................................. 31
     6.5.8     Installation & Commissioning................................................ 31

7    RF and Deployment Planning............................................................ 32

Appendix A. Wireless Local Loop (WLL) background and technology comparisons.Error! Bookmark not defined.

Appendix B. Vocabulary......................................................Error! Bookmark not defined.

Appendix C. RF channel plans................................................Error! Bookmark not defined.


1 EXECUTIVE SUMMARY



This document describes Airspan Networks Inc. (Airspan)'s Wireless Fixed Access
(WFA) systems. These systems meet the requirements of network operators who wish to offer copper-equivalent services via radio.

Airspan's systems were created to:

 .    Support a complete range of telecommunication services including telephony,
     Group 3 and Group 4 facsimile, payphone, data modems, high-speed leased line data, Internet Access and basic rate ISDN.

 .    Be economical to deploy in urban, suburban and rural areas.

 .    Have capacity that can be easily expanded as the customer base grows.

 .    Minimise initial capital outlay.

 .    Operate in a Point-to-Multipoint system configuration.

 .    Conform to the ETSI standards EN 301 055 and 301 124 for CDMA Point-to-
     Multipoint systems in the 1-3GHz and 3-11GHz bands.



Airspan's systems are best described as a "flexible access tool" for network operators to provide a variety of services to their end-user customers. Significantly, they are able to provide services that are the same quality and performance as wireline services, by supporting a transparent connection to the operator's network. The combination of voice coding at either 64kbit/s PCM or 32kbit/s ADPCM, Bit Error Rates (BER) of better than 1 x 10-6 and low delay (typically 10ms), ensure that advanced telephony services, including G3 facsimile and high speed data modems (up to 56kbit/s) for Internet applications are fully supported. They are also the only fixed WLL systems to fully support basic rate ISDN service in the 2B + D channel format.

The latest enhancement to the AS4000 family is PacketDrive technology. This enables high speed data applications to be delivered to customers, so that users have access to an `always on' internet connection delivering up to 512kbit/s, together with one or two regular POTS lines for voice communications.

Airspan's systems support numerous applications within both existing and new telecommunications networks, and has been deployed in both developed and developing country environments. For example:

 .    International CLEC operators who want to differentiate their services from incumbents by offering hybrid voice and high speed data.

 .    In developing countries to reduce the waiting list for telephony services, in residential, business and payphone applications. This enables rapid deployment of a low cost / high value telephony infrastructure that typically exceeds the quality and performance of existing copper access networks.

 .    In developed countries as a "copper alternative", to modernise the access networks, reduce operating costs and thus reduce the cost of universal service provision.

 .    In both developed and developing countries to provide a "local loop bypass", allowing a new operator to provide wireless based services at a quality normally only available with wireline networks. Additionally the system is cost effective and quick to deploy compared with traditional copper access networks.

 .    In leased line and ISDN data-only networks for operators with data-only licenses.

 .    In private networks to provide a range of telephony and leased line data services supported by transmission rates of N x 64kbit/s (N = 1 to 6).

2  WIRELESS FIXED ACCESS


2.1  SYSTEM OVERVIEW


Airspan's Wireless Fixed Access (WFA) systems are digital point to multipoint radio access systems providing wireless access for fixed end-users to a telecommunication operator's network.

AS4000 is specifically designed for Wireless Fixed Access applications. AS4000 delivers a wide range of services, including telephony, voice-band facsimile/data, basic rate ISDN, leased line data, and packet-oriented interfaces for always-on internet connections. Distances up to 25km can be covered. AS4000 is therefore an attractive alternative to traditional copper "local loops" for the delivery of these services to end-users. Furthermore it is a better services platform than pure voice WLL systems or packet-only configurations.



                          GENERAL SYSTEM ARCHITECTURE

AS4000 uses point to multipoint microwave radio links between the individual end-user's premises and the network operator's "local point of presence" as an alternative to the copper pair "local loop".

The "local point of presence" would typically be the local exchange premises. If greater flexibility or range is required, the Central Terminal (cell site) equipment can be remotely located in a suitable building or an environmentally protected wayside cabinet, and connected to the local exchange via radio, cable or fibre digital transmission links.

Both Fixed Assigned (FA) and Demand Assigned (DA) modes of bandwidth allocation between the Central Terminal and Subscriber Terminals are supported.

The range of services supported includes:

 .    Analogue telephony (POTS).

 .    Always-on TCP/IP connections.

 .    Voice-band Group 3 facsimile and data up to 33.6kbit/s (extending to
     56kbit/s where there are digital interfaces between Airspan and the switch network).

 .    Payphones, including pulse metering.

 .    CLASS services.

 .    64kbit/s and n x 64kbit/s leased line data services.

 .    Basic rate ISDN (2B + D).

A portfolio of Subscriber Terminals (ST) are available supporting one or more lines at each end-user location.

2.2  CONFORMANCE TO STANDARDS


Airspan's WFA system architecture is in accordance with the ETSI standards EN 301 055 and 301 124 for Direct Sequence Code Division Multiple Access (DS -
CDMA) Point-to Multipoint digital radio systems as shown below:

The ETSI standard permits an operator to use systems from different vendors. The standard addresses:

 .    Interoperability on Radio interface: Spectrum Masks, Spurious Emissions,
     Receiver Specs, Co and Adjacent Channel Interference Performance are defined. Reference is made to relevant ITU-R and CEPT standards.

 .    Host Network Interconnection is covered by references to relevant ETSI V5.x standards and TMN standards.

 .    Subscriber Services and Interconnection is covered by reference to relevant
     ITU-T standards.

2.3  SYSTEM INTERFACES


Interfaces between the various elements of Airspan's systems are as follows:
2.3.1  THE CENTRAL OFFICE / EXCHANGE INTERFACE (VOICE & ISDN SERVICES)


The interface between the WFA systems and the switch is N x 2Mbit/s G703 / G704 (1 per radio carrier typically 4 per CT).

In the FIXED ASSIGNED mode the following signalling protocols are supported:

 .    Channel Associated Signalling (CAS). Variants are available to interface with switches from Ericsson (AXE), Nortel (DMS-100) and Siemens (EWSD). Variants can be made available to interface with other manufacturers digital switches that have 2Mbit/s subscriber ports. This protocol also supports 2 wire analogue interfaces via channel banks, such as the LS-120.

 .    Common Channel Signalling (CCS). UK DASS2 is available to interface with
     GPT (System X) and Ericsson (AXE) switches. DSS1 signalling to support Euro-ISDN is available to interface with Alcatel (S12) and Ericsson (AXE) switches. In addition V5.1 is supported.

In the DEMAND ASSIGNED mode the Access Concentrator (AC) provides the primary network interface which is N x 2Mbit/s, as per ITU recommendation G.703, short haul 6dB, G.704 and ETSI ETS 300-166.

All signalling is digital using either Channel Associated Signalling (CAS) or Common Channel Signalling (CCS) protocols. The DA system interfaces to digital switching systems that have 2Mbit/s subscriber ports.

Support for 2-wire VF interfacing is via external channel bank equipment.

 .    Channel Associated Signalling. Support for timeslot 16 ABCD bit CAS is provided. Airspan's management systems allow for flexible configuration of the protocol, to interface with switches from various manufacturers.

 .    Common Channel Signalling. V5.1 and V5.2 are supported by the DA system.
     Proprietary protocols such as DASS2 and DSS1 may be supported through appropriate software loads.

 .    The V5.1 network interface as specified in ETS 300-324-1 is used for the presentation of traffic at a non-concentrated interface. The V5.1 interface supports POTS, ISDN and data services.

 .    The V5.2 network interface as specified in ETS 300-347-1 is used for the presentation of traffic at a concentrated interface. The V5.2 interface supports both POTS and basic rate ISDN services. The AC supports V5.2 groups of up to 16 E1 links.

 .    The AC supports dedicated data services using 64kbit/s timeslots. Cross-
     connect at the 64 kbit/s level from any input / output port is configurable via the management systems.

 .    GR303 and T1 interfaces are also supported

2.3.2  THE OPERATOR INTERFACES (TCP/IP NETWORKS)


 .    For operators deploying AS4000 with PacketDrive features, the network-side interconnect consist of 100bT connections on standard ethernet cable.

 .    This can be flexibly combined with voice and data interfaces 2.3.3 THE
     OPERATOR INTERFACES (LEASED LINE DATA NETWORKS)

 .    Standard G.703 2Mbit/s interfaces are presented to the network.

 .    The allocation of timeslots on the E1 connections can be managed and groomed via the cross-connect functions built into the AC.

 .    These interfaces may form part of a combined V5.x presentation, or may be presented on separate interfaces as desired. They can also be combined flexibly with PacketDrive network interfaces.

2.3.4  THE RADIO (CELL) SITE


The network-side (backhaul) interface to the Central Terminal is up to 4 x 2Mbit/s G703 / G704 interfaces. This is connected to the Access Concentrator or directly to the Switch. In the DA system this backhaul supports concentrated and compressed traffic.

2.3.5  THE SUBSCRIBER SITE


This is normally country specific in line with the national customer terminal interface specification(s), and versions are available that meet most requirements.

2.4  EQUIPMENT OVERVIEW


Airspan's systems consist of four main network elements:

 .    The Subscriber Terminal (ST) which is located at the end-user's premises.

 .    The Central Terminal (CT) which is located at the radio site or at the switch site.

 .    The Access Concentrator (AC) which is normally located at the switch site.
     This is only required for the Demand Assigned version of the system.

 .    The Management system normally consists of AS8100 clients, located at an
     Operator's network management centre, with AS8100 servers distributed throughout the network.

2.4.1  SUBSCRIBER TERMINALS



                            SUBSCRIBER TERMINAL (ST)
                              (EXAMPLE SHOWS ST-R2)

2.4.1.1  THE SUBSCRIBER TERMINAL


The architecture of the ST comprises two principal units. The outdoor unit contains a directional antenna and RF front end. This is small, light and easy to install. The remainder of the electronics is contained in a Service Interface Unit, normally located inside a customer's premises. This is connected to the outdoor unit by a coax drop cable. A small 12VDC mains PSU completes the installation.

There is a range of STs available, each supporting different services and numbers of lines.

 .    The ST-R1 and ST-S1 supports one 32kbit/s or 64kbit/s analogue telephony line at the end-users premises. Provisioning is by the management system.

 .    The ST-R2 and ST-S2 supports two 32kbit/s or 64kbit/s analogue telephony lines at the end-users premises. Provisioning is by the management system.

 .    The ST-P1V2 supports an always-on 10bT Ethernet RJ11 interface for connection to the internet, plus two 32kbit/s or 64kbit/s analogue telephony lines at the end-users premises. Provisioning is by the management system.

 .    The ST-B1 supports a basic rate ISDN, 2B+D (2 x 64kbit/s + 16kbit/s) "S"
     interface, and normally operates in Fixed Assigned mode.

 .    The ST-L128 supports 64kb/s or 128 kb/s clear channel data services via an
     RS530 interface.

 .    A number of MULTI-LINE STS are available, ranging from the ST-N4 4-line unit to the ST-M16 for up to 16 analogue POTS lines.

STs are powered from the AC mains supply, with or without backup batteries.

2.4.2  THE CENTRAL TERMINAL


The Central Terminal (CT) is the Base Station. This is deployed in omni or sectored cell configurations supporting variable numbers of STs per cell. The CT is a multi-service platform hosting single and dual line telephony, multi-line telephony, digital data leased lines and ISDN basic rate interfaces. The CT can operate in two modes, depending on the type of service and traffic levels supported. Fixed Assignment is used when STs must have a dedicated radio link. Demand Assignment is utilised when STs can share the available radio resources, and sustain an "engineered" grade of service.

The CT provides the traffic interface to the network switching, either directly for Fixed Assigned systems or via the Access Concentrator for Demand Assigned systems. The CT also provides an interface to the management systems.

2.4.3  THE ACCESS CONCENTRATOR


The Access Concentrator (AC) is required when the system is operating in "Demand Assigned" mode to de-multiplex the traffic concentrated on the air-interface for presentation to the network switching equipment. Also in system versions using 32kbit/s compression the decompression to 64kbit/s is performed within the AC.

2.5  THE MANAGEMENT SYSTEMS


Airspan's Management systems monitor, test and configure the WFA systems:

 .    STMON: a standalone "CRAFT terminal" for installation, operation and maintenance of the subscriber terminals.

 .    AS8100 Sitespan Manager: a scaleable, distributed PC based management system, that can be used for commissioning or full-scale management, including integration with an operator's OSS system.



For Demand Assigned systems, interfaces for connection to the management system are supported as follows:

 .    AC: 2 x RS232, 9600 baud

 .    AC: 2 x Ethernet, optional

 .    CT modem shelf: 2 x RS232, 9600 baud

 .    CT modem shelf: 1 x Ethernet, optional

 .    CT modem shelf: embedded within E1, backhauled to the AC.

Management communications routing is flexible. The AC supports consolidation of management communications from dependent CT equipments to provide a single management interface.

3  SYSTEM AIR INTERFACE


3.1  CDMA TECHNOLOGY


Airspan's systems use a radio air-interface, specifically designed for Wireless Fixed Access to provide high quality, and low delay bearers for telephony, data and ISDN services

The systems use Direct Sequence Spread Spectrum Code Division Multiple Access (DS-CDMA) on the air-interface between the CT and STs, allowing multiple radio links to share the same RF channel. A set of specialised codes is used which are shared between the ST and its corresponding modem in the CT.

There are two stages to the CDMA modulation / demodulation process. Firstly direct sequence spreading is performed on each individual radio link by a pseudo-random noise (PN) code. Then multiple access, where multiple links share the same RF channel, is achieved by using a set of orthogonal Rademacher - Walsh
(RW) codes. The PN and RW codes are combined into a unique and shared composite code used to modulate and demodulate each radio link.

Airspan's systems implement a version of CDMA optimised for fixed access. This is significantly different from other commercial CDMA implementations, such as IS-95, which are optimised for mobile cellular and PCS applications.

The following table demonstrates the difference in implementation and performance between the two systems:


                                                 Cellular (IS-95)                   Fixed (Airspan)
                                          --------------------------------  -------------------------------
Application                                             PCS                      Wireless Fixed Access
----------------------------------------------------------------------------------------------------------
Frequency of operation                          8-900,1800-1900 MHz                   1.3-3.6GHz
----------------------------------------------------------------------------------------------------------
RF Channels (BW)                                      1.23MHz                           3.5MHz
----------------------------------------------------------------------------------------------------------
Channel Bit Rate                                     9.6kbit/s                       To 144kbit/s
----------------------------------------------------------------------------------------------------------
Processing Gain                                        21 dB                            12-24dB
----------------------------------------------------------------------------------------------------------
Processing Delay                                       >20ms                             <1ms
----------------------------------------------------------------------------------------------------------
FEC                                                     1/3                              1/2
----------------------------------------------------------------------------------------------------------
Code Structure                                    Quasi Orthogonal                   Orthogonal
----------------------------------------------------------------------------------------------------------
Receiver Type                                          Rake                           Coherent
----------------------------------------------------------------------------------------------------------
RF Synchronised                                         No                               Yes
----------------------------------------------------------------------------------------------------------
Synchronised Base Stations Required                    Yes                                No
----------------------------------------------------------------------------------------------------------

3.2    AIR-INTERFACE STRUCTURE

The system's Radio Interface structure supports both "Fixed" and "Demand" assigned modes for allocation of radio capacity to users. The air-interface protocol and structure is compatible between both assignment types. The basic structure of the interface is shown below:




                         System Air-Interface Structure


Depending on the service applications and traffic levels to be supported, this structure is used in two different ways:

3.2.1  FIXED ASSIGNMENT


The "Fixed Assigned" mode makes a permanent allocation of a radio link, operating within a RF channel to a subscriber terminal. Each link provides 32, 64, 128 or 144kbit/s of user payload together with OAM. In telephony applications where the subscriber is "on-hook" the ST will use "rate switching", reducing the link bandwidth to 10kbit/s, and hence decreasing the level of Access Noise on the RF channel.

                     FIXED ASSIGNED AIR-INTERFACE STRUCTURE

3.2.2  DEMAND ASSIGNMENT


The "Demand Assigned" Radio interface makes a temporary call by call assignment of channels, to Subscriber Terminals in residential telephony applications, where the per line traffic allows the provision of Graded Service. The radio interface differs in that links are allocated as either Traffic, or Control channels.



                    DEMAND ASSIGNED AIR-INTERFACE STRUCTURE

Within each RF Channel a pool of traffic channels (TCH) supports a mix of 32, 64, and 144kbit/s services. Pool management is dynamic so that channels may be made available as 32, 64, and 144kbit/s on demand. The size of the traffic pool is automatically and dynamically sized based on radio interface performance and the grade of service requirements thus controlling the level of Access Noise. The pool can be extended if the interference level permits, or reduced if access noise is too great. The DA access protocol can also support one or more priority channels which allow guaranteed access for emergency calls. The channels allocated to traffic are pooled and configured as either 10-13 x 144kbit/s, 20-26 x 64kbit/s, or 40-52 x 32kbit/s. Two links are reserved for OAM and Call Control.

Each link operates using a master RW code to provide a 160kbit/s channel. These links are then sub-divided using 2nd level RW codes that allow the construction of 2 x 80kbit/s or 4 x 40kbit/s smaller granularity links, while maintaining the same Spectral Density. Hence TCHs are composed of 160kbit/s, 80kbit/s or 40 kbit/s links.

STs maintain communication with CT via the Call Control link, using an "Ethernet" like protocol. All STs are continually polled, and receive regular downloads of available TCHs and their channelisation (i.e. 144kbit/s, 64kbit/s or 32kbit/s).

STs track available TCHs to permit "fast acquisition". When a user's line goes "off-hook", STs request allocation of a TCH from the available pool. The CT instructs STs to "seize" a particular TCH, if access noise permits. Traffic engineering is via the management system, which allows the following parameters to be programmed:

     .    Minimum / maximum number of traffic channels

     .    Number of access channels

     .    Demand access protocol type

     .    BER grade of service threshold

     .    Call blocking threshold

     .    Number of priority channels

3.3  FREQUENCY RANGES SUPPORTED


Airspan's systems operate in various frequency ranges within the PCS, ITU-R and ETSI 2GHz and 3GHz frequency ranges. The specific channel plans available (see Appendix B) operate in frequency bands at:

     . 1.8 - 1.9GHz, for deployments in the PS A-Band with 80MHz duplex spacing

     . 2.0- 2.3GHz, in accordance with CEPT/ERC/Rec. 13-01E, Annex C, with 175MHz duplex spacing

     .    2.3 - 2.5GHz, in accordance with ITU-R 746, with 94MHz duplex spacing

     . 3.6GHz, in accordance with CEPT/ERC/Rec. 14-03E (Turku 1996), with 100MHz duplex spacing

The systems operate in licensed spectrum, normally co-ordinated with other users by the licensing authority. Coexistence with other systems is in-line with ETS 301 055 and 301 124.

3.4  RADIO LINK BUDGET


Airspan's systems operate in rural, suburban and urban areas in either omni-cell or sectored cell configurations.

System performance is governed by the link loss relative to available Link Budget. Therefore for shorter links Line Of Sight (LOS) propagation is not necessarily required and Near Line Of Sight (NLOS) links operate satisfactorily.

The system range is dependent on the location and ground height of the CT sites and tower heights, relative to the ST locations and the environment in which the system is operating. Ref. 5.5.



                                                         --------------------------------------------
FREQUENCY:                                                1.8-1.9      2.0-2.5      3.4-3.6  GHz
-----------------------------------------------------------------------------------------------------
UPLINK
-----------------------------------------------------------------------------------------------------
  ST PA output power                                        +21.0        +18.0        +18.0  dBm
-----------------------------------------------------------------------------------------------------
  ST Cable and connector loss                                -0.5         -0.5         -0.5  dB
-----------------------------------------------------------------------------------------------------
  ST antenna gain                                            10.5         11.5         13.5  dBi
-----------------------------------------------------------------------------------------------------
  ST effective radiated power (a), per link                  31.0         29.0         31.0  dBm
-----------------------------------------------------------------------------------------------------
  CT antenna gain (b), Omni                                10.5 +       10.5 +       10.5 +  dBi
-----------------------------------------------------------------------------------------------------
  CT Cable and connector loss (d), 50m                       -3.5         -3.5         -5.0  dB
-----------------------------------------------------------------------------------------------------
  CT Receiver sensitivity for 10-7 BER (e)                  -98.0        -98.0        -98.0  dBm
-----------------------------------------------------------------------------------------------------
  Maximum path loss (j=a+b-d-e)                             136.0        134.0        134.5  dB
-----------------------------------------------------------------------------------------------------
  Fade Margin for 99% Link availability                      4-10         4-10         4-10  dB
-----------------------------------------------------------------------------------------------------
DOWNLINK
-----------------------------------------------------------------------------------------------------
  CT PA output power, per link                               21.0        +21.0        +18.0  dBm
-----------------------------------------------------------------------------------------------------
  CT Cable and connector loss, 50m length                    -3.5         -3.5         -5.0  dB
-----------------------------------------------------------------------------------------------------
  CT antenna gain, Omni                                    10.5 +       10.5 +       10.5 +  dBi
-----------------------------------------------------------------------------------------------------
  CT effective radiated power, Per Link (a)                  28.0         28.0         23.5  dBm
-----------------------------------------------------------------------------------------------------
  ST antenna gain (b)                                        10.5         11.5         13.5  dBi
-----------------------------------------------------------------------------------------------------
  ST Cable and connector loss (d)                            -0.5          0.5          0.5  dB
-----------------------------------------------------------------------------------------------------
  ST Receiver sensitivity for 10-7 BER (e)                  -98.0        -98.0        -98.0  dBm
-----------------------------------------------------------------------------------------------------
  Maximum path loss (j=a+b+d-e)                             136.0        137.0        134.5  dB
-----------------------------------------------------------------------------------------------------
  Fade margin for 99% Link availability                      4-10         4-10         4-10  dB
-----------------------------------------------------------------------------------------------------

  + Note: the CT antenna gain increases to 17dB for a 65(degrees) directional antenna

3.5  CELL PLANNING CRITERIA


Airspan's portfolio includes AS8100 AirPlan, an RF coverage prediction tool which is used to optimise CT site locations for area coverage. See section 9.

The system range depends on the propagation conditions, which are a function of the environment in which the system is deployed:

 .    In a Rural environment 2nd order propagation is assured, giving a range of typically 8 - 15km. Line density is typically 1 - 10 per km2.

 .    In a Sub-urban environment 3rd order propagation is assured, giving a range of typically 5 - 8km. Line density is typically 10 - 100 per km2.

 .    In an Urban environment 4th order propagation is assured, giving a range of typically 3 - 5km. Line density is typically 100 - 500 per km2.

Typical planning parameters used are as follows:

-------------------------------------------------------------------------------
Propagation prediction model                      See comments below
-------------------------------------------------------------------------------
Link Availability %                               99%
-------------------------------------------------------------------------------
Required C/I for frequency allocation             8.0dB
-------------------------------------------------------------------------------
Frequency reuse for maximum load                  N = 3
-------------------------------------------------------------------------------
Minimum RF spacing, one sector                    Adjacent plus One - 7MHz
-------------------------------------------------------------------------------
Minimum RF spacing, one site                      Adjacent - 3.5MHz
-------------------------------------------------------------------------------
Guard band requirements                           Per CEPT / ITU channel plan
-------------------------------------------------------------------------------


The system adheres to the typical microwave propagation model, i.e. for rural areas:
Path Loss = 32.44 + 20Log D + 20Log F, assuming 0.6 FZC is achieved.

Testing has shown that the impact of an obstruction on the system closely mirrors theoretical work on propagation modelling by ITU-R (CCIR) for microwave point-to-point systems in the 2 & 4GHz bands.

The model that best describes the effect of grazing on the radio path is a derivative from a "multiple knife edge diffraction" model. The basic work on this model was done by Bullington in 1947, and was finally refined by Deygout in 1966, when it appeared in CCIR Report 715. This methodology is an extension of a single knife edge diffraction calculation.

In 1971 ASIS showed how this approach could be extended using "multiple rounded obstacles", in place of multiple knife edges. This is the basis for the Airspan's propagation model. The technique employed to calculate these type of losses is defined in CCIR Rec. 526-2, and involves representing the path as a series of "cascaded cylinders".

4  SERVICES SUPPORTED


4.1  WIRELINE EQUIVALENT POTS SERVICES


The following services are supported:

 .    TELEPHONY, including the in-band support for G3 facsimile and data modems operating at up to 56kbit/s.

 .    CLASS services as supported by the Local Switch.

4.2  WIRELINE EQUIVALENT LEASED LINE DATA SERVICES


 .    LEASED LINE data services supporting currently 1 x 128kbit/s or 2 x
     64kbit/s per ST. Future enhancement to 8 x 64kbit/s are planned.

4.3  WIRELINE EQUIVALENT ISDN SERVICES


 .    BASIC RATE ISDN. All ISDN implementations fully support:
     ETS 300 011 / 012
     ETS 300 125 - Basic Call Layer 2 Data Link Layer I.440 & I.441 - Q.921 ETS 300 102 - Basic Call Layer 3 (Q.931)

  Interfaces are generally defined by the ITU-T (CCITT) recommendations: I.420 (for Basic Rate) and I.421 for Primary Rate.

  Specification for Bearer Services is based on ITU-T recommendations I.230 and I.231.

     ETS 300 108  Circuit Mode Bearer Service 64kbit/s unrestricted 8kHz structured
     ETS 300 110  Circuit Mode Bearer Service 64kbit/s 8kHz structured for
               3.1kHz audio

  Specifications for Basic Teleservices are:

     I.240  Definition of Teleservices (Blue Book)
     I.241 Teleservices supported by an ISDN. Telephony Part 1, Telefax 4 Part 3, Mixed Mode Part 4

     ETS 300 111  Circuit Mode Teleservice Telephony 3.1kHz
     ETS 300 120  Circuit Mode Telefax Group 4
     ETS 300 263  Telephony 7 kHz
     ETS 300 264  Video Telephony

  The systems also support the following ISDN Supplementary Services:
     ETS 300 092  Calling Line Identification Presentation (CLIP)
     ETS 300 093  Calling Line Identification Restriction (CLIR)
     ETS 300 064  Direct Dialling In (DDI)
     ETS 300 052  Multiple Subscriber Number (MSN)
     ETS 300 055  Terminal Portability (TP)
     ETS 300 061  Sub Addressing (SUB)
     ETS 300 027  Call Forwarding Unconditional (CFU)
     ETS 300 058  Call Waiting (CW)
     ETS 300 141  Call Hold (HOLD)
     ETS 300 138  Closed User Group (CUG)
     ETS 300 138  Advice of Charge at end of Call (AOC-E)

  Fixed Assigned Radio Interfaces are fully service transparent:

  .    Full support for D-channel Services, including D-Channel Packet Access

  . Support for ISDN services is dependent on the network interface passing the services transparently. Euro-ISDN and V5.x network interfaces provide fully transparent connections.

  D-Channel Packet Access Specifications supported include:
     ETS 300 007  Support of packet-mode terminal equipment by an ISDN
     ETS 300 048  ISDN Packet Mode Bearer Services (PMBS) ISDN Virtual Call (VC)
                  and Permanent Virtual Call (PVC)
     ETS 300 049  ISDN Packet Mode Bearer Services (PMBS) ISDN Virtual Call (VC)
                  and Permanent Virtual Call (PVC)
     ETS 300 099  Specification of the Packet Handler Access Point Interface
                  (PHI)

  In addition the following D-channel based Supplementary Services are supported.

     ETS 300 286  User to User Signalling (UUS)

4.4  DATA SERVICES SUPPORT


 .    A range of STs are available (R,S,N,M-series STs) that provide full support for DATA SERVICES OVER ANALOGUE POTS lines:

     . Data rates: Up to 56kbit/s in the voice band using the 64kbit/s codec, and 9.6kbit/s using the 32kbit/s ADPCM codec.

     .    Bit error rates: Typically better than 1 x 10-6.

     . Transmission delays: One way system delays are below 10ms, having a minimal impact on data applications.

 .    A range of STs are available (B-series STs) that provide full support for data services over ISDN lines

 .    A range of STs are available (L-series STs) that provide full support for
     LEASED LINE Data services

 .    A range of STs are available (P-series STs) that provide full support for
     PACKET DATA SERVICES - see below

4.5  ACCESS TO THE INTERNET


The following options are currently supported by the system:

 .    Use of in-band data modem on a circuit switched basis

 .    Use of ISDN on a circuit switched basis

 .    Use of leased lines on a dedicated basis

4.6  PACKET ACCESS CAPABILITIES WITH AIRSPAN'S PACKETDRIVE TECHNOLOGY


PacketDrive technology is a seamless extension of Airspan's AS4000 system. With PacketDrive enhancements, service providers can deploy complete, wireless Internet access services in addition to their circuit-based services

PacketDrive terminals can be added incrementally to an AS4000-based network by employing Airspan's existing CDMA air interface, with no changes at the Central Terminal base-station. This innovation thereby permits smooth network evolution for existing and new Airspan-based network operators.

PacketDrive permits users to enjoy high speed Internet access, at up 512 kb/s download speeds, together with complementary voice services. The PacketDrive terminal provides an Ethernet port for connection to a user's computer and up to 2 voice ports.

Sophisticated Quality of Service measures are provided by the AS8100 PacketDrive enhanced management system, which allows bandwidth to be carefully controlled and optimally allocated. Detailed service statistics are available for tariffing purposes.

 .    Residential Internet access is mostly asymmetric, with downstream traffic typically 10 times upstream rate. The system has greater capacity on the CDMA downlink than on CDMA uplink.

 .    The STs operate at up to 512kbit/s. STs can receive data on multiple RW links, making the potential bandwidth of any digital service up to 512kbit/s downstream and up to 128kbit/s upstream.

 .    In this application the system is "end-to-end digital" - removing analogue
     A/D and offering improved performance compared with copper/voice band modem solutions.

 .    The system has error protection facilities that can ensure high quality data delivery.

 .    The system has built-in HDLC and TCP/IP facilities that enable the system to support packet data access.



                            WIRELESS INTERNET ACCESS

4.7  SPEECH CODING


The system is based on either 64kbit/s PCM, to support full wireline equivalent services or 32kbit/s ADPCM for those applications where higher line density and quasi-wireline services are required.

4.8  SYSTEM SECURITY


ST authentication is carried out on a per call basis. Authentication uses encryption techniques to prevent an authentication response from being decoded and mimicked. An authentication request is issued by the CT equipment, which transmits a random code to the ST. The ST response is formed by non-linearly combining the random code with a known key. The key used for authentication comprises a static portion based on an unalterable electronic serial number
(ESN) and a dynamic portion, which is updated following each authentication. Full authentication is delayed until the time critical phase of call set-up has been completed.

Authentication failure causes an alarm to be generated. Service blocking on authentication failure is configurable via the management system.

The ST serial number contains a portion which is unique and unalterable, i.e. not held in a memory that could be altered or duplicated. This portion of the serial number is 32-bits in size.

5  SYSTEM CAPACITY (DEMAND ASSIGNED MODE)


5.1  RADIO (RF) CHANNEL CAPACITY


The capacity calculations shown below are for a single (3.5+3.5MHz) RF channel operating in a single Omni-cell or cell sector.
5.1.1  NUMBER OF TRAFFIC CHANNELS (TCHS) FOR ISOLATED CELL

                                144kbit/s         64kbit/s     32kbit/s
                            -----------------------------------------------

Omni-directional cell             13                26            52
Three sector cell                 39                78           156

5.1.2                       NUMBER OF TCHS FOR CONTIGUOUS CELL PATTERN

                                144kbit/s         64kbit/s     32kbit/s
                            -----------------------------------------------

Omni-directional cell             10                20           40
Three sector cell                 30                60          120


5.1.3  DYNAMIC FREQUENCY ALLOCATIONS


Where multiple RF channels are supported from a single CT equipment, then STs will be offered service from all RF channels to support:

 .    Fault tolerance: should a CT modem shelf fail, an ST may automatically switch to an alternative frequency for service for the duration of outage

 .    Increased trunking efficiency of the air-interface

 .    Traffic load balancing: An ST may be moved through manual intervention using the management system in order to balance traffic load across multiple CTs

 .    Frequency diversity: An ST may be moved through manual intervention using the management system in order to improve radio link performance

At provisioning, an ST will be allocated a 'home' CT shelf (RF Channel) through which all usual management communications may be directed. The ST will be notified of other potential RF channels via management communications.


5.2    INFRASTRUCTURE CAPACITY

The following models show typical infrastructure line capacity as a function of:

 .    RF Spectrum allocation

 .    Isolated Cell [1] or Contiguous [2] deployment

 .    Various per line traffic levels, based on 1% GOS (Erlang B)

5.2.1  32KBIT/S TELEPHONY


---------------------------------------------------------------------------------------------------------
Spectrum Allocated:            10.5 + 10.5 MHz              21 + 21 MHz               42 + 42 MHz
                               ----------------             -----------               -----------
---------------------------------------------------------------------------------------------------------
       Cell Configuration         3 - Sector                3 - Sector                 3 - Sector
---------------------------------------------------------------------------------------------------------
#RF / Sector                             1                          2                          4
---------------------------------------------------------------------------------------------------------
#RF / Cell                               3                          6                         12
---------------------------------------------------------------------------------------------------------
                                  [1]  [2]                   [1]  [2]                   [1]  [2]
---------------------------------------------------------------------------------------------------------
TCH / Sector                        52  40                  104    80                   208  160
---------------------------------------------------------------------------------------------------------
Erls. / Sector (1%Gos)              40  29                   80    58                   160  116
---------------------------------------------------------------------------------------------------------
Erls. / Cell                       120  87                   240  174                   480  348
---------------------------------------------------------------------------------------------------------

Lines per cell / Traffic (mE)

                                  [1]  [2]                   [1]  [2]                [1]     [2]
---------------------------------------------------------------------------------------------------------
40 mE                         3,000  2,175               6,000  4,350           12,000     8,700
---------------------------------------------------------------------------------------------------------
75 mE                         1,600  1,160               3,200  2,320          6,400       4,640
---------------------------------------------------------------------------------------------------------

100 mE                        1,200    870               2,400  1,740          4,800       3,480

5.2.2  64KBIT/S TELEPHONY OR DATA SERVICE

---------------------------------------------------------------------------------------------------------
Spectrum Allocated:            10.5 + 10.5 MHz              21 + 21 MHz                42 + 42 MHz
                               ---------------              -----------                -----------
---------------------------------------------------------------------------------------------------------
       Cell Configuration         3 - Sector                3 - Sector                 3 - Sector
---------------------------------------------------------------------------------------------------------
#RF / Sector                         1                          2                          4
---------------------------------------------------------------------------------------------------------
#RF / Cell                           3                          6                         12
---------------------------------------------------------------------------------------------------------
                              [1]  [2]                   [1]  [2]                   [1]  [2]
---------------------------------------------------------------------------------------------------------
TCH / Sector                    26  20                     52  40                  104    80
---------------------------------------------------------------------------------------------------------
Erls. / Sector  (1%Gos)         17  12                     34  24                   68    48
---------------------------------------------------------------------------------------------------------
Erls. / Cell                    51  36                    102  72                   204  144
---------------------------------------------------------------------------------------------------------

Lines per cell / Traffic (mE)

                              [1]  [2]                   [1]  [2]                   [1]  [2]
---------------------------------------------------------------------------------------------------------
40 mE                       1,275  900               2,550  1,800               5,100  3,600
---------------------------------------------------------------------------------------------------------
75 mE                         680  480                 1,360  960               2,720  1,920
---------------------------------------------------------------------------------------------------------
100 mE                        510  360               1,020    720               2,040  1,440
---------------------------------------------------------------------------------------------------------


5.3    SYSTEM CAPACITY LIMITS

 .    Up to 2048 Subscriber Terminals (STs) per RF channel.

 .    Up to 4 RF channels per Central Terminal (CT). Supported by up to 4 x
     2Mbit/s links to the host Access concentrator (AC).

 .    Up to 12 RF channels provisioned in 3 Central Terminals per Cell site.
     Supported by up to 12 x 2Mbit/s links to the host Access Concentrator (AC).

 .    The AC supports up to 64x2Mbit/s links to the Switch, for each group of 4 x
     2Mbit/s links to the CT.

6  EQUIPMENT DETAILS


6.1  INFRASTRUCTURE


All internal CT and AC system components are be packaged so that they fit into an ETSI style equipment practice, 2200mm x 600 mm x 300mm.

The mechanical design is modular and does not preclude the co-location of CT RF / modem shelves and AC shelves.

Up to 4 RF channels (CT modem shelves) share a single RF combiner shelf. There is no forced air-cooling.

Smaller configurations of CTs are also available for custom applications



6.1.1  TEMPERATURE AND HUMIDITY LIMITS


-5 to +45 deg. C. 95% relative humidity.

6.2  POWER REQUIREMENTS


Supply voltages:  -21.8 to -70VDC. -48VDC nom.

Consumption:      AC Shelf (68 E1 ports):    140W
                  CTRF Combiner (4RF):       300W
                  CT Modem Shelf:            120W  (Up to 4 per CT)

6.3  ANTENNA CONFIGURATIONS


 .    Omni antenna assembly

 .    Directional antenna assembly (65deg.)

 .    Directional antenna assembly (120deg.)

Typical height of the antenna tower employed is 15m.

The antenna interface is N-type connector, 50 ohm. Provision is made for earthing the RF feeder to the top of the tower and at the building entry point.

6.4  INSTALLATION AND COMMISSIONING


Up to 5 man-days per CT including rigging of antenna system on an existing tower.

6.5  SUBSCRIBER (ST) EQUIPMENT

6.5.1  SIZE


          External Antenna        200 x 200 x 20mm
          Internal ST (ST-R)      280 x 190 x 35mm

6.5.2  WEIGHT


          Internal SIU:           0.7kg

6.5.3  POWER CONSUMPTION


          Internal SIU+Antenna:   6W

6.5.4  BATTERY BACKUP


24V battery backup is typically 4 hours, using standard rechargeable batteries. Charge time is 10 hours. This can be extended by the use of external batteries. Optional solutions are available to extend to 24 hours.

6.5.5  PAY PHONE SUPPORT


Subscriber terminals support 12kHz or 16kHz subscriber pulse metering SPM and polarity reversals.

6.5.6  RINGER LOADS AND DROP DISTANCES

          Ringer load:              REN = 3
          VF Drop length:           500m max (cable quality dependent)

6.5.7  ST ANTENNA CHARACTERISTICS

A common high gain external directional antenna is used for all ST types.

          Gain                      10dBi to 17dBi
          3dB HHPBW                 + 80
          3dB VHPBW                 + 150
          Front to back ratio       20dB
          Return loss               14dB

6.5.8  INSTALLATION & COMMISSIONING


Approximately 1 hours per ST with suitably trained installation engineers.

7  RF AND DEPLOYMENT PLANNING



The use of radio to replace the traditional use of copper in the access network requires modifications to an operator's normal deployment planning process, with emphasis on radio coverage and frequency planning aspects.

As an aid to this planning process a fully equipped RF planning tool, called AirPlan(TM), including all necessary hardware and software can be supplied. The AirPlan(TM) tool maps end-users to cell-sites based on the anticipated traffic levels.

Thorough implementation of the RF planning process will provide an operator with a high degree of confidence that satisfactory radio coverage can be achieved at the desired ST locations from a given CT, or set of CT locations. Due to the nature of radio propagation trees or other buildings in the vicinity of a particular end-user location may affect the signal level at that location. Therefore, the planning process cannot guarantee the viability of an end-user connection, and certain local checks are required prior to the installation of an ST on an end-user's building.

                                   EXHIBIT B
                                   ---------

                                  "Price List"
                                  ------------

---------------------------------------------------------------------------------------------------------------
SUBSCRIBER TERMINALS (ST)                                                                        CONTRACT PRICE
P1V2 PacketDrive Subs Terminal, Ext Antenna, PSU, batteries and cable                                        *
R2 2-line 64k & 32k POTS internal plastic Subs Terminal, Ext Antenna, PSU, batteries and cable               *
L128 128kbps internal Subs Terminal, Ext Antenna, PSU and cable                                              *
M4/64 4-line 64k & 32k POTS Subs Terminal, Antenna, cable, PSU, batteries and cabinet                        *
M8/64 8-line 64k & 32k POTS Subs Terminal, Antenna, cable, PSU, batteries and cabinet                        *
M16 16-line 32k POTS Subs Terminal, Antenna, cable, PSU, batteries and cabinet                               *

---------------------------------------------------------------------------------------------------------------
DEMAND ASSIGNED CENTRAL TERMINAL (CT) AND ACCESS CONCENTRATOR (AC) MODULES
CT Rack with combiner & 2 DA shelves                                                                         *
CT Expansion Rack with alarm & 2 DA shelves                                                                  *
Basic RF plug in set for CT (PA+MON+2PSU+DIPLNA)                                                             *
RF plug in expansion set for omni/multi- sector CT (PA+PSU+DIPLNA)                                           *
Full redundant DA Card set for 1 rf channel (rf+AU+TU+SC+2PSU+6Modem)                                        *
AC Rack with alarm & 2 AC shelves                                                                            *
Full redundant AC Card Set (GR303)(2PSU+SC+8XTU+2CU+CTU+TU)                                                  *
AC CU Card (32kbit/s ADPCM Compression Unit)                                                                 *

---------------------------------------------------------------------------------------------------------------
CENTRAL TERMINAL ANTENNA MODULES
Omni Antenna System, including feeder and install kit                                                        *
Directional Antenna System, including feeder and install kit                                                 *

---------------------------------------------------------------------------------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

---------------------------------------------------------------------------------------------------------------
SOFTWARE                                                                                         CONTRACT PRICE
AS8100 (Sitespan) main License-One time only                                                                 *
AS8100 (Sitespan) Shelf License                                                                              *
Annual Maintenance/Upgrade charge for AS8100 (Sitespan)                                                      *

---------------------------------------------------------------------------------------------------------------
OTHER
Documentation set (CD ROM)                                                                       No Charge
Delivery of System including freight, duties, and insurance                                                  *
---------------------------------------------------------------------------------------------------------------
SERVICES
Site Survey (per day, excluding travel+exp)                                                                  *
Installation (per day, excluding travel+exp)                                                                 *
Radio Planning (per day, excluding travel+exp)                                                               *
Airspan Training (per day, excluding travel+exp)                                                             *

------------------------------------End of Exhibit B----------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.